Exhibit 99.1

Contact:	Dennis Story	Beverly McDonald
	Chief Financial Officer	Senior Director, Corporate Marketing
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	770-955-7070	678-597-6528
	dstory@manh.com	bmcdonald@manh.com

Manhattan Associates Reports First Quarter 2017 Performance

ATLANTA – April 20, 2017 – Leading Supply Chain Commerce Solutions provider Manhattan Associates, Inc. (NASDAQ: MANH) today reported GAAP diluted earnings per share for the first quarter ended March 31, 2017 of $0.40 compared to $0.38 in Q1 2016, on record license revenue of $22.8 million and total revenue of $143.5 million. Non-GAAP adjusted diluted earnings per share was $0.42 in both Q1 2017 and Q1 2016.

“Our first quarter results reflect the balance between strong license fee performance and retail macro challenges. Q1 represents another record license quarter with solid pipeline activity in all three regions against a strong comparable. Our Professional Services business continues to experience headwinds muting solid financial performance across all other key metrics,” said Eddie Capel, president and chief executive officer of Manhattan Associates.

“We expect that retail market headwinds will persist throughout 2017 as many retailers address strategic challenges with enterprise transformation. While those transformations bring opportunities for Manhattan, they can also slow decision making.  Given the outlook, we have lowered our revenue expectations for the year while maintaining our earnings per share guidance. More importantly, we continue to be very bullish on the market opportunity ahead of us and are investing significant energy and capital into innovation and advancing the world’s leading suite of Supply Chain Commerce solutions to extend our market leadership in 2017 and beyond.”

FIRST QUARTER 2017 FINANCIAL SUMMARY:

•	GAAP diluted earnings per share was $0.40 in Q1 2017, compared to $0.38 in Q1 2016.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.42 in both Q1 2017 and Q1 2016.
•	Consolidated total revenue was $143.5 million in Q1 2017, compared to $149.9 million in Q1 2016. License revenue was $22.8 million in Q1 2017, compared to $20.6 million in Q1 2016.
•	GAAP operating income was $41.7 million in Q1 2017, compared to $43.1 million in Q1 2016.
•	Adjusted operating income, a non-GAAP measure, was $46.3 million in Q1 2017, compared to $47.9 million in Q1 2016.
•	Cash flow from operations was $61.3 million in Q1 2017, compared to $40.4 million in Q1 2016. Days Sales Outstanding was 53 days at March 31, 2017, compared to 63 days at December 31, 2016.
•	Cash and investments totaled $101.3 million at March 31, 2017, compared to $95.6 million at December 31, 2016.
•

During the three months ended March 31, 2017, the Company repurchased 1,003,868 shares of Manhattan Associates common stock under the share repurchase program authorized by the Board of Directors, for a total investment of $50.0 million. In April 2017, the Board of Directors authorized the Company to repurchase up to an aggregate of $50 million of the Company’s common stock.

SALES ACHIEVEMENTS:

•	Recognized license revenue of $1.0 million or more on four new contracts during Q1 2017.
•

Completed software license wins with new customers such as: Aldi South, David Jones, Esselunga, Everything But Water, Fenix Outdoor International, GER Innflutningur, PFD Food Services, Restaurant Brands International and Xiamen Tianma Micro-Electronics.

•

Expanded relationships with existing customers such as: 1912, Alliance Healthcare, Belk, Carolina Logistics Services, Chico’s, Dentsply International, Essilor of America, Fasteners for Retail, Five Below, Gunze Distribution, Hayneedle, Kurt Geiger, Langham Logistics, LeSaint Logistics, Nortek, Paul Smith, Precision Planting, PT Lion Super Indo, Recreational Equipment, Redmart, Ryder Integrated Logistics, Sonae, Southern Glazer’s Wine & Spirits, Staples, Telebrands Corporation, The Container Store, The Jay Group, The Honest Company, Ulta Beauty, UPS Supply Chain, UWT Logistics and West Coast Distribution.

2017 GUIDANCE

Manhattan Associates provides the following revenue and diluted earnings per share guidance for the full year 2017:

	Guidance Range - 2017 Full Year
($'s in millions, except EPS)	$ Range		% Growth Range

Total revenue - current guidance	$606	$620	0%	3%

Total revenue - previous guidance	$622	$632	3%	5%

Diluted earnings per share (EPS):
GAAP EPS - current guidance	$1.77	$1.81	3%	5%
Equity-based compensation, net of tax	0.12	0.12
Purchase amortization, net of tax	-	-
Adjusted EPS(1) - current guidance	$1.89	$1.93	1%	3%

GAAP EPS - previous guidance	$1.74	$1.78	1%	3%
Equity-based compensation, net of tax	0.15	0.15
Purchase amortization, net of tax	-	-
Adjusted EPS(1) - previous guidance	$1.89	$1.93	1%	3%

(1) Adjusted EPS is a Non-GAAP measure which excludes the impact of equity-based compensation and acquisition-related costs, and the related income tax effects of both.

Manhattan Associates currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. Those statements, including the guidance provided above, do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make its earnings release and published expectations available on its website (www.manh.com). Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance above, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

The Company’s conference call regarding its first quarter financial results will be held today, April 20, 2017, at 4:30 p.m. Eastern Time. Investors are invited to listen to a live webcast of the conference call through the investor relations section of Manhattan Associates' website at www.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay can be accessed shortly after the call by dialing +1.855.859.2056 in the U.S. and Canada, or +1.404.537.3406 outside the U.S., and entering the conference identification number 85400037 or via the web at www.manh.com. The phone replay will be available for two weeks after the call, and the Internet webcast will be available until Manhattan Associates’ second quarter 2017 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

The Company provides adjusted operating income, adjusted net income and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with – or alternatives to – GAAP, and may be different from non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share measures used by other companies. The Company believes that the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items that are not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three months ended March 31, 2017.

Non-GAAP adjusted operating income, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation and acquisition-related costs and the amortization thereof – all net of income tax effects. Reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments are included in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omni-channel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud and on-premise solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omni-channel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc.  Forward-looking statements in this press release include the information set forth under “2017 Guidance.” Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: uncertainty about the global economy, delays in product development, competitive pressures, software errors, information security breaches and the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
	(unaudited)	(unaudited)
Revenue:
Software license	$22,773	$20,607
Services	108,833	116,263
Hardware and other	11,883	12,990
Total revenue	143,489	149,860
Costs and expenses:
Cost of license	2,240	3,152
Cost of services	49,743	51,904
Cost of hardware and other	9,638	9,757
Research and development	14,225	14,706
Sales and marketing	11,789	12,588
General and administrative	11,872	12,448
Depreciation and amortization	2,262	2,206
Total costs and expenses	101,769	106,761
Operating income	41,720	43,099
Other (loss) income, net	(371)	520
Income before income taxes	41,349	43,619
Income tax provision	13,125	16,139
Net income	$28,224	$27,480

Basic earnings per share	$0.40	$0.38
Diluted earnings per share	$0.40	$0.38

Weighted average number of shares:
Basic	69,973	72,630
Diluted	70,247	73,020

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016

Operating income	$41,720	$43,099
Equity-based compensation (a)	4,472	4,688
Purchase amortization (c)	107	107
Adjusted operating income (Non-GAAP)	$46,299	$47,894

Income tax provision	$13,125	$16,139
Equity-based compensation (a)	1,632	1,734
Tax benefit of stock awards vested (b)	1,968	-
Purchase amortization (c)	39	40
Adjusted income tax provision (Non-GAAP)	$16,764	$17,913

Net income	$28,224	$27,480
Equity-based compensation (a)	2,840	2,954
Tax benefit of stock awards vested (b)	(1,968)	-
Purchase amortization (c)	68	67
Adjusted net income (Non-GAAP)	$29,164	$30,501

Diluted EPS	$0.40	$0.38
Equity-based compensation (a)	0.04	0.04
Tax benefit of stock awards vested (b)	(0.03)	-
Purchase amortization (c)	-	-
Adjusted diluted EPS (Non-GAAP)	$0.42	$0.42

Fully diluted shares	70,247	73,020

(a)

Adjusted results exclude all equity-based compensation, to facilitate comparison with our peers and for the other reasons explained in our Current Report on Form 8-K filed with the SEC on the date hereof. Equity-based compensation is included in the following GAAP operating expense lines for the three months ended March 31, 2017 and 2016:

	Three Months Ended March 31,
	2017	2016

Cost of services	$1,141	$1,279
Research and development	720	754
Sales and marketing	667	685
General and administrative	1,944	1,970
Total equity-based compensation	$4,472	$4,688

(b)

During the first quarter of 2017, we adopted Accounting Standards Update (ASU) 2016-09, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting, to improve the accounting for employee share-based payments. Under the new guidance, all excess tax benefits and certain tax deficiencies are recognized as income tax expense or benefit in the income statements on a prospective basis, rather than recorded in additional paid-in capital. The adjustment represents the excess tax benefits of the stock awards vested during the period. Excess tax benefits occur when the amount deductible for an award of equity instruments on our tax return is more than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we excluded equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry.  Therefore, we also excluded the related tax benefit generated upon their vesting.

(c)

Adjustments represent purchased intangibles amortization from prior acquisition. Such amortization is excluded from adjusted results to facilitate comparison with our peers, to facilitate comparisons of the results of our core operations from period to period and for the other reasons explained in our Current Report on Form 8-K filed with the SEC on the date hereof.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2017	December 31, 2016
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$89,208	$95,615
Short-term investments	12,051	-
Accounts receivable, net of allowance of $3,900 and $3,595, respectively	84,076	100,285
Prepaid expenses and other current assets	14,759	11,118
Total current assets	200,094	207,018

Property and equipment, net	16,525	17,424
Goodwill, net	62,230	62,228
Deferred income taxes	898	2,867
Other assets	7,595	7,603
Total assets	$287,342	$297,140

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,213	$12,052
Accrued compensation and benefits	18,866	20,700
Accrued and other liabilities	11,929	12,510
Deferred revenue	70,751	63,457
Income taxes payable	17,057	8,924
Total current liabilities	129,816	117,643

Other non-current liabilities	9,658	10,131

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2017 and 2016	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 69,443,299 and 70,233,955 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	694	702
Retained earnings	161,175	184,558
Accumulated other comprehensive loss	(14,001)	(15,894)
Total shareholders' equity	147,868	169,366
Total liabilities and shareholders' equity	$287,342	$297,140

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2017	2016
	(unaudited)	(unaudited)
Operating activities:
Net income	$28,224	$27,480
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,262	2,206
Equity-based compensation	4,472	4,688
Loss on disposal of equipment	20	3
Tax benefit of stock awards exercised/vested	-	5,023
Excess tax benefits from equity-based compensation	-	(5,023)
Deferred income taxes	2,531	1,747
Unrealized foreign currency loss (gain)	104	(61)
Changes in operating assets and liabilities:
Accounts receivable, net	16,553	13,554
Other assets	(3,939)	(228)
Accounts payable, accrued and other liabilities	(4,063)	(12,186)
Income taxes	8,172	2,044
Deferred revenue	6,940	1,179
Net cash provided by operating activities	61,276	40,426

Investing activities:
Purchase of property and equipment	(789)	(1,906)
Net (purchases) maturities of investments	(11,630)	1,418
Net cash used in investing activities	(12,419)	(488)

Financing activities:
Purchase of common stock	(56,619)	(57,791)
Proceeds from issuance of common stock from options exercised	-	18
Excess tax benefits from equity-based compensation	-	5,023
Net cash used in financing activities	(56,619)	(52,750)

Foreign currency impact on cash	1,355	208

Net change in cash and cash equivalents	(6,407)	(12,604)
Cash and cash equivalents at beginning of period	95,615	118,416
Cash and cash equivalents at end of period	$89,208	$105,812

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1.	GAAP and Adjusted earnings per share by quarter are as follows:

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
GAAP Diluted EPS	$0.38	$0.46	$0.47	$0.42	$1.72	$0.40
Adjustments to GAAP:
Equity-based compensation	0.04	0.03	0.03	0.04	0.14	0.04
Tax benefit of stock awards vested	-	-	-	-	-	(0.03)
Purchase amortization	-	-	-	-	-	-
Adjusted Diluted EPS	$0.42	$0.49	$0.50	$0.46	$1.87	$0.42
Fully Diluted Shares	73,020	72,228	71,743	71,148	72,060	70,247
2.	Revenues and operating income by reportable segment are as follows (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Revenue:
Americas	$128,807	$131,018	$130,099	$123,660	$513,584	$113,115
EMEA	15,686	18,185	15,078	17,333	66,282	23,360
APAC	5,367	5,689	7,036	6,599	24,691	7,014
	$149,860	$154,892	$152,213	$147,592	$604,557	$143,489

GAAP Operating Income:
Americas	$37,454	$44,126	$46,213	$37,154	$164,947	$28,713
EMEA	4,439	6,854	4,822	5,945	22,060	10,754
APAC	1,206	1,288	2,549	2,257	7,300	2,253
	$43,099	$52,268	$53,584	$45,356	$194,307	$41,720

Adjustments (pre-tax):
Americas:
Equity-based compensation	$4,688	$3,495	$3,541	$4,210	$15,934	$4,472
Purchase amortization	107	108	107	108	430	107
	$4,795	$3,603	$3,648	$4,318	$16,364	$4,579

Adjusted non-GAAP Operating Income:
Americas	$42,249	$47,729	$49,861	$41,472	$181,311	$33,292
EMEA	4,439	6,854	4,822	5,945	22,060	10,754
APAC	1,206	1,288	2,549	2,257	7,300	2,253
	$47,894	$55,871	$57,232	$49,674	$210,671	$46,299

3.	Our services revenue consists of fees generated from professional services and customer support and software enhancements related to our software products as follows (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Professional services	$84,506	$86,992	$84,843	$77,097	$333,438	$75,457
Customer support and software enhancements	31,757	32,841	34,424	34,826	133,848	33,376
Total services revenue	$116,263	$119,833	$119,267	$111,923	$467,286	$108,833

4.	Hardware and other revenue includes the following items (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Hardware revenue	$8,761	$9,554	$6,543	$9,070	$33,928	$7,559
Billed travel	4,229	4,874	4,770	4,474	18,347	4,324
Total hardware and other revenue	$12,990	$14,428	$11,313	$13,544	$52,275	$11,883
5.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Revenue	$(810)	$(474)	$(784)	$(1,425)	$(3,493)	$(1,547)
Costs and expenses	(1,292)	(702)	(782)	(1,028)	(3,804)	(789)
Operating income	482	228	(2)	(397)	311	(758)
Foreign currency gains (losses) in other income	165	331	(72)	211	635	(646)
	$647	$559	$(74)	$(186)	$946	$(1,404)

Manhattan Associates has a large research and development center in Bangalore, India.  The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Operating income	$682	$459	$259	$159	$1,559	$(70)
Foreign currency (losses) gains in other income	(109)	212	(44)	159	218	(320)
Total impact of changes in the Indian Rupee	$573	$671	$215	$318	$1,777	$(390)

6.	Other income includes the following components (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Interest income	$335	$329	$281	$216	$1,161	$293
Foreign currency gains (losses)	165	331	(72)	211	635	(646)
Other non-operating income (expense)	20	(6)	1	(11)	4	(18)
Total other income (loss)	$520	$654	$210	$416	$1,800	$(371)

7.Capital expenditures are as follows (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Capital expenditures	$1,906	$2,201	$1,358	$1,378	$6,843	$789
8.	Stock Repurchase Activity (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Shares purchased under publicly-announced buy-back program	892	552	420	957	2,821	1,004
Shares withheld for taxes due upon vesting of restricted stock	163	-	3	1	167	131
Total shares purchased	1,055	552	423	958	2,988	1,135
Total cash paid for shares purchased under publicly-announced buy-back program	$48,499	$34,995	$24,998	$49,901	$158,393	$49,978
Total cash paid for shares withheld for taxes due upon vesting of restricted stock	9,292	26	158	64	9,540	6,641
Total cash paid for shares repurchased	$57,791	$35,021	$25,156	$49,965	$167,933	$56,619

9.

As mentioned in footnote b to the reconciliation of selected GAAP to Non-GAAP Measures, during the first quarter of 2017, we adopted ASU 2016-09 Compensation - Stock Compensation: Improvements to Employee Share-Based Payment Accounting. Had we adopted the guidance during the first quarter of 2016, the cash provided by operating activities and cash used in financing activities for the three months ended March 31, 2016 as compared to March 31, 2017 would have been as follows:

	2016	2017
	1st Qtr	1st Qtr

Net cash provided by operating activities, as stated	$40,426	$61,276
Add: excess tax benefit from equity-based compensation	5,023	-
Revised net cash provided by operating activities	$45,449	$61,276

Net cash used in financing activities, as stated	$(52,750)	$(56,619)
Less: excess tax benefit from equity-based compensation	(5,023)	-
Revised net cash used in financing activities	$(57,773)	$(56,619)